DKM CERTIFIED PUBLIC ACCOUNTANTS	2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1, of our audit report dated April 10, 2013 relative to the financial statements of Kopjaggers, Inc. as of December 31, 2012 and for the year then ended and the period from inception (February 23, 2010) through December 31, 2012.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

April 15, 2013